Exhibit 4.2

INTERCONTINENTAL EXCHANGE, INC.,

as Issuer,

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Trustee

First Supplemental Indenture

Dated as of August 13, 2018

to Senior Debt Indenture

Dated as of August 13, 2018

Establishing three series of Securities designated

3.450% Senior Notes due 2023

3.750% Senior Notes due 2028

4.250% Senior Notes due 2048

FIRST SUPPLEMENTAL INDENTURE, dated as of August 13, 2018 (herein called this “First Supplemental Indenture”), among Intercontinental Exchange, Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”), and Wells Fargo Bank, National Association, as Trustee under the Base Indenture referred to below (herein called the “Trustee”).

WITNESSETH:

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture dated as of August 13, 2018 (herein called the “Base Indenture,” together with this First Supplemental Indenture, the “Indenture”), to provide for the issuance from time to time of its unsecured debentures, notes or other evidences of indebtedness (herein called the “Securities”), the form and terms of which are to be established as set forth in Sections 201 and 301 of the Base Indenture;

WHEREAS, Section 901 of the Base Indenture provides, among other things, that the Company and the Trustee may enter into indentures supplemental to the Base Indenture to, among other things, establish the form and terms of the Securities of any series as permitted in Sections 201 and 301 of the Base Indenture;

WHEREAS, the Company desires to create three series of Securities, consisting of one series in an aggregate principal amount of $400,000,000 to be designated the “3.450% Senior Notes due 2023” (herein called the “2023 Notes”), one series in an aggregate principal amount of $600,000,000 to be designated the “3.750% Senior Notes due 2028” (herein called the “2028 Notes”) and one series in an aggregate principal amount of $1,250,000,000 to be designated the “4.250% Senior Notes due 2048” (herein called the “2048 Notes” and, together with the 2023 Notes and the 2028 Notes, the “Notes”) and all action on the part of the Company necessary to authorize the issuance of the Notes under the Base Indenture and this First Supplemental Indenture has been duly taken;

WHEREAS, the Company desires to issue the Notes in accordance with Section 2.3 of this First Supplemental Indenture and treat the Notes as three series of Securities for all purposes, as amended or supplemented from time to time in accordance with the terms of this First Supplemental Indenture and the Base Indenture; and

WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and completed, authenticated and delivered by the Trustee as provided in the Indenture, the valid and binding obligations of the Company and to constitute a valid and binding agreement according to its terms, have been done and performed.

NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

That in consideration of the premises and of the acceptance and purchase of the Notes by the Holders thereof and of the acceptance of this trust by the Trustee, the Company covenants and agrees with the Trustee, for the equal benefit of Holders of the Notes, as follows:

ARTICLE 1.

DEFINITIONS

Except to the extent such terms are otherwise defined in this First Supplemental Indenture or the context clearly requires otherwise, all terms used in this First Supplemental Indenture which are defined in the Base Indenture or the forms of the 2023 Notes, the 2028 Notes and the 2048 Notes attached hereto as Exhibit A, Exhibit B and Exhibit C, respectively, have the meanings assigned to them therein.

In addition, as used in this First Supplemental Indenture, the following terms have the following meanings:

“2023 Notes” has the meaning given to such term in the recitals hereof.

“2023 Par Call Date” means August 21, 2023.

“2028 Notes” has the meaning given to such term in the recitals hereof.

“2028 Par Call Date” means June 21, 2028.

“2048 Notes” has the meaning given to such term in the recitals hereof.

“2048 Par Call Date” means March 21, 2048.

“Adjusted Treasury Rate” means, with respect to any Redemption Date, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that Redemption Date.

“Attributable Debt” with regard to a Sale and Lease-Back Transaction with respect to any Principal Property means, at the time of determination, the present value of the total net amount of rent required to be paid under such lease during the remaining term thereof (including any period for which such lease has been extended), discounted at the rate of interest set forth or implicit in the terms of such lease (or, if not practicable to determine such rate, the weighted average interest rate per annum borne by the securities of all series then Outstanding under the Indenture) compounded semi-annually. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall be the lesser of (x) the net amount determined assuming termination upon the first date such lease may be terminated (in which case the net amount shall also include the amount of the penalty, but shall not include any rent that would be required to be paid under such lease subsequent to the first date upon which it may be so terminated) or (y) the net amount determined assuming no such termination.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Base Indenture” has the meaning provided in the recitals hereof.

“Below Investment Grade Rating Event” means the Notes are rated below an Investment Grade Rating by each of the Rating Agencies on any date during the period commencing upon the first public notice of the occurrence of a Change of Control or the Company’s intention to effect a Change of Control and ending 60 days following public notice of the occurrence of the related Change of Control (which 60-day period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Triggering Event) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Holders of the applicable series of Notes in writing at their request that the reduction was the result, in whole or in part, of any event or circumstance comprising or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).

“Capital Stock” means (i) in the case of a corporation or a company, corporate stock or shares; (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and (iv) any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing person.

“Change of Control” means the occurrence of any of the following: (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole, to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a “Group”) other than the Company or one of its Subsidiaries; (2) the approval by the holders of the Company’s common stock of any plan or proposal for the liquidation or dissolution of the Company; (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any Person or Group becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of shares of the Company’s Voting Stock; or (4) the Company consolidates with or into any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Company’s Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving Person immediately after giving effect to such transaction.

“Change of Control Offer” has the meaning specified in Section 3.4(a) hereof.

“Change of Control Payment” has the meaning specified in Section 3.4(a) hereof.

“Change of Control Payment Date” has the meaning specified in Section 3.4(b) hereof.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event occurring in respect of that Change of Control.

“Company” means the Person named as such in the preamble hereof, subject to the provisions of Section 3.3, any successor to the Company.

“Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed (assuming, for this purpose, that the Notes matured on the respective Par Call Date) that would be used, at the time of selection and under customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes to be redeemed.

“Comparable Treasury Price” means, with respect to any Redemption Date, the average of the Reference Treasury Dealer Quotations for that Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or if the Trustee is provided fewer than four Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations.

“Consolidated Net Worth” means, the consolidated stockholders’ equity of the Company and its Subsidiaries, as defined according to GAAP.

“Credit Agreement” means the Credit Agreement, dated as of April 3, 2014, as amended by the First Amendment to Credit Agreement, dated as of May 15, 2015, as further amended by the Second Amendment to the Credit Agreement, dated as of November 9, 2015, as further amended by the Third Amendment to the Credit Agreement, dated as of November 13, 2015, as further amended by the Fourth Amendment to the Credit Agreement, dated as of August 18, 2017, and as further amended by the Fifth Amendment to the Credit Agreement, dated as of August 18, 2017, by and among the Company (formerly IntercontinentalExchange Group, Inc.), as borrower, Wells Fargo Bank, National Association, as administrative agent, issuing lender and swingline lender, Bank of America, N.A., as syndication agent, and each of the lenders signatory thereto, as amended, restated, supplemented, increased, extended, renewed, replaced, refinanced (with the same or other lenders) or otherwise modified from time to time.

“Definitive Securities” means certificated Securities registered in the name of the Holder thereof and issued in accordance with Section 2.2(b) hereof, substantially in the form of Exhibit A hereto (with respect to the 2023 Notes), Exhibit B hereto (with respect to the 2028 Notes) or Exhibit C hereto (with respect to the 2048 Notes), except that such Security shall not bear the Global Security Legend.

“Depositary” means DTC, together with any Person succeeding thereto by merger, consolidation or acquisition of all or substantially all of its assets, including substantially all of its securities payment and transfer operations.

“DTC” means The Depository Trust Company, a New York corporation, having a principal office at 55 Water Street, New York, New York 10041-0099.

“Events of Default” has the meaning specified in Section 5.1 hereof.

“First Supplemental Indenture” has the meaning provided in the preamble hereof.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time.

“Global Security Legend” means the legend set forth in Section 204 of the Base Indenture.

“Group” has the meaning given to such term in the definition of “Change of Control” herein.

“Indebtedness” means any indebtedness (whether being principal, premium, interest or other amounts) for or in respect of any borrowed money, or evidenced by notes, bonds, debentures or other instruments for money borrowed, or under any lease required to be capitalized under GAAP as in effect on the Issue Date, or any liability under or in respect of any banker’s acceptance (other than a daylight overdraft).

“Indenture” has the meaning provided in the recitals hereof.

“Independent Investment Banker” means one of the Reference Treasury Dealers selected by the Company.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Security through a Participant.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P or the equivalent investment grade credit rating from any additional Rating Agency or Rating Agencies selected by the Company.

“Issue Date” means August 13, 2018, the date on which the Notes are originally issued under this First Supplemental Indenture.

“Lien” means any lien, mortgage, deed of trust, hypothecation, pledge, security interest, charge or encumbrance of any kind.

“Make-Whole Optional Redemption Price” has the meaning specified in Section 4.1(a).

“Maturity”, when used with respect to any Note, means the date on which the principal of such Note or an instrument of principal becomes due and payable as therein or herein provided, whether at stated maturity or by declaration of acceleration, call for redemption or otherwise (including failure to make payment to purchase such Note rendered pursuant to a Change of Control Offer).

“Moody’s” means Moody’s Investors Service, Inc.

“Notes” has the meaning given to such term in the recitals hereof.

“Optional Redemption Price” means the Make-Whole Optional Redemption Price or the Par Call Optional Redemption Price.

“Par Call Date” means the 2023 Par Call Date, the 2028 Par Call Date and the 2048 Par Call Date.

“Par Call Optional Redemption Price” has the meaning specified in Section 4.1(a).

“Participant” means, with respect to the Depositary, a Person who has an account with the Depositary.

“Paying Agent” means, initially, the Trustee, having its Corporate Trust Office at 150 East 42nd Street, 40th Floor, New York, New York 10017, and any successor Paying Agent appointed in accordance with the terms of the Indenture.

“Permitted Liens” means:

(a) Liens imposed by law or any governmental authority for taxes, assessments, levies or charges that are not yet overdue by more than 60 days or are being contested in good faith (and, if necessary, by appropriate proceedings) or for commitments that have not been violated;

(b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, landlords’ and similar Liens imposed by law or which arise by operation of law and which are incurred in the ordinary course of business or where the validity or amount thereof is being contested in good faith (and, if necessary, by appropriate proceedings);

(c) Liens incurred or pledges or deposits made in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(d) Liens incurred or pledges or deposits made to secure the performance of bids, trade contracts, tenders, leases, statutory obligations, surety, customs and appeal bonds, performance bonds, customer deposits and other obligations of a similar nature, in each case in the ordinary course of business;

(e) judgment Liens in respect of judgments that do not constitute an Event of Default under the Indenture;

(f) easements, zoning restrictions, minor title defects, irregularities or imperfections, restrictions on use, rights of way, leases, subleases and similar charges and other similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations (other than customary maintenance requirements) and which could not reasonably be expected to have a material adverse effect on the business or financial condition of the Company and its Subsidiaries taken as a whole;

(g) Liens on (1) any property or asset prior to the acquisition thereof (provided that such Lien may only extend to such property or asset) or (2) property of a Significant Subsidiary where (A) such Significant Subsidiary becomes a Subsidiary after the Issue Date, (B) the Lien exists at the time such Significant Subsidiary becomes a Subsidiary, (C) the Lien was not created in contemplation of such Significant Subsidiary becoming a Subsidiary and (D) the principal amount secured by the Lien at the time such Significant Subsidiary becomes a Subsidiary is not subsequently increased or the Lien is not extended to any other assets other than those owned by the entity becoming a Subsidiary;

(h) any Lien existing on the Issue Date;

(i) Liens upon fixed, capital, real or tangible personal property acquired after the Issue Date (by purchase, construction, development, improvement, capital lease or otherwise) by the Company or any Significant Subsidiary, each of which was created for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including the cost of construction, development or improvement) of such property; provided that no such Lien shall extend to or cover any property other than the property so acquired and improvements thereon;

(j) Liens in favor of the Company or any Significant Subsidiary;

(k) Liens arising from the sale of accounts receivable for which fair equivalent value is received;

(l) any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part, of any Liens referred to in the foregoing clauses (g), (h), (i), (j) and (k); provided that the principal amount of Indebtedness secured thereby and not otherwise authorized as a Permitted Lien shall not exceed the principal amount of Indebtedness, plus any premium or fee payable in connection with any such extension, renewal or replacement, so secured at the time of such extension, renewal or replacement;

(m) Liens securing the Company’s obligations or those of any of the Subsidiaries of the Company in respect of any swap agreements entered into (1) in the ordinary course of business and for non-speculative purposes or (2) solely in order to serve clearing, depositary, regulated exchange or settlement activities in respect thereof;

(n) Liens created in connection with any share repurchase program in favor of any broker, dealer, custodian, trustee or agent administering or effecting transactions pursuant to a share repurchase program;

(o) Liens consisting of an agreement to sell, transfer or dispose of any asset or property (to the extent such sale, transfer or disposition is not prohibited by Section 3.2 and Section 3.3 hereof; and

(p) Liens arising in connection with the Company’s operations or the operations of any of the Company’s Subsidiaries relating to clearing, depository, matched principal, regulated exchange or settlement activities, including, without limitation, Liens on securities sold by the Company or any Subsidiary in repurchase agreements, reverse repurchase agreements, sell buy back and buy sell back agreements, securities lending and borrowing agreements and any other similar agreement or transaction entered into in the ordinary course of clearing, depository, matched principal and settlement operations or in the management of liabilities.

“Person” means any individual, firm, corporation, partnership, association, joint venture, tribunal, trust, government or political subdivision or agency or instrumentality thereof, or any other entity or organization and includes a “person” as used in Section 13(d)(3) of the Exchange Act.

“Primary Treasury Dealer” means a primary U.S. government securities dealer in New York City.

“Principal Property” means the land, improvements, buildings and fixtures (including any leasehold interest therein) constituting a corporate office, facility or other capital asset within the United States (including its territories and possessions) which is owned or leased by the Company or any of its Significant Subsidiaries unless the Company’s Board of Directors has determined in good faith that such office or facility is not of material importance to the total business conducted by the Company and its Significant Subsidiaries taken as a whole. With respect to any Sale and Lease-Back Transaction or series of related Sale and Lease-Back Transactions, the determination of whether any property is a Principal Property shall be determined by reference to all properties affected by such transaction or series of transactions.

“Rating Agencies” means (1) each of Moody’s and S&P; and (2) if any of Moody’s or S&P ceases to rate a series of Notes or fails to make a rating of a series of Notes publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” as defined in Section 3(a)(62) of the Exchange Act, that the Company selects (as certified by an executive officer of the Company) as a replacement agency for Moody’s or S&P, or both of them, as the case may be.

“Reference Treasury Dealer” means (1) each of Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC and a Primary Treasury Dealer selected by MUFG Securities Americas Inc. and their respective successors; provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, the Company will substitute for such bank another Primary Treasury Dealer and (2) up to two other Primary Treasury Dealers selected by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company and the Trustee by the Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day before that Redemption Date.

“Regular Record Date” for the interest payable on any Interest Payment Date means March 7, and, September 7, whether or not a Business Day, immediately preceding the applicable Interest Payment Date.

“S&P” means Standard & Poor’s Global Ratings, a division of S&P Global Inc.

“Sale and Lease-Back Transaction” means any arrangement with any person providing for the leasing by the Company or any of its Significant Subsidiaries of any Principal Property, whether now owned or hereafter acquired, which Principal Property has been or is to be sold or transferred by the Company or such Significant Subsidiary to such person.

“Securities” has the meaning given to such term in the recitals hereof.

“Significant Subsidiary” means, with respect to any person, any Subsidiary of such person that satisfies the criteria for a “Significant Subsidiary” set forth in Rule 1-02(w) of Regulation S-X under the Exchange Act.

“Subsidiary” means any corporation, limited liability company or other similar type of business entity in which the Company or one or more of the Company’s Subsidiaries together own more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of the board of directors or similar governing body of such corporation, limited liability company or other similar type of business entity, directly or indirectly.

“Trustee” means the person named as such in the preamble hereof and, subject to the provisions of Article Six of the Base Indenture, any successor to that person.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote generally in the election of the Board of Directors of such Person.

ARTICLE 2.

THE NOTES

Section 2.1 Issue of Notes.

(a) A series of Securities, which shall be designated the “3.450% Senior Notes due 2023,” shall be executed, authenticated and delivered in accordance with the provisions of, and shall in all respects be subject to, the terms, conditions and covenants of, the Base Indenture and this First Supplemental Indenture (including the form of 2023 Notes attached hereto as Exhibit A). The aggregate principal amount of 2023 Notes which may be authenticated and delivered under this First Supplemental Indenture shall not, except as permitted by the provisions of the Base Indenture, initially exceed $400,000,000. The Company may from time to time or at any time, without notice to, or the consent of, any Holder of the 2023 Notes, create and issue additional 2023 Notes having the same terms as the 2023 Notes (except for the public offering price, issue date and, if applicable, the initial interest accrual date and first Interest Payment Date), which additional 2023 Notes shall increase the aggregate principal amount of the 2023 Notes and, together with the 2023 Notes, will constitute a single series under the Indenture and vote together as one class on all matters with respect to the 2023 Notes; provided, however, that any additional 2023 Notes that are not fungible with existing 2023 Notes for U.S. federal income tax purposes will have a separate CUSIP, ISIN and other identifying number than the existing 2023 Notes.

(b) A series of Securities, which shall be designated the “3.750% Senior Notes due 2028,” shall be executed, authenticated and delivered in accordance with the provisions of, and shall in all respects be subject to, the terms, conditions and covenants of, the Base Indenture and this First Supplemental Indenture (including the form of 2028 Notes attached hereto as Exhibit B). The aggregate principal amount of 2028 Notes which may be authenticated and delivered under this First Supplemental Indenture shall not, except as permitted by the provisions of the Base Indenture, initially exceed $600,000,000. The Company may from time to time or at any time, without notice to, or the consent of, any Holder of the 2028 Notes, create and issue additional 2028 Notes having the same terms as the 2028 Notes (except for the public offering price, issue date and, if applicable, the initial interest accrual date and first Interest Payment Date), which additional 2028 Notes shall increase the aggregate principal amount of the 2028 Notes and, together with the 2028 Notes, will constitute a single series under the Indenture and vote together as one class on all matters with respect to the 2028 Notes; provided, however, that any additional 2028 Notes that are not fungible with existing 2028 Notes for U.S. federal income tax purposes will have a separate CUSIP, ISIN and other identifying number than the existing 2028 Notes.

(c) A series of Securities, which shall be designated the “4.250% Senior Notes due 2048,” shall be executed, authenticated and delivered in accordance with the provisions of, and shall in all respects be subject to, the terms, conditions and covenants of, the Base Indenture and this First Supplemental Indenture (including the form of 2048 Notes attached hereto as Exhibit C). The aggregate principal amount of 2048 Notes which may be authenticated and delivered under this First Supplemental Indenture shall not, except as permitted by the provisions of the Base Indenture, initially exceed $1,250,000,000. The Company may from time to time or at any time, without notice to, or the consent of, any Holder of the 2048 Notes, create and issue additional 2048 Notes having the same terms as the 2048 Notes (except for the public offering price, issue date and, if applicable, the initial interest accrual date and first Interest Payment Date), which additional 2048 Notes shall increase the aggregate principal amount of the 2048 Notes and, together with the 2048 Notes, will constitute a single series under the Indenture and vote together as one class on all matters with respect to the 2048 Notes; provided, however, that any additional 2048 Notes that are not fungible with existing 2048 Notes for U.S. federal income tax purposes will have a separate CUSIP, ISIN and other identifying number than the existing 2048 Notes.

Section 2.2 Form of Notes; Incorporation of Terms.

(a) The Notes of each series shall be issued initially in the form of one or more Global Securities and, together with the Trustee’s certificate of authentication thereon, shall be in substantially the form set forth in Exhibit A, Exhibit B or Exhibit C attached hereto, as applicable. The Notes may have such notations, legends or endorsements approved as to form by the Company and required, as applicable, by law, stock exchange or depository rules and agreements to which the Company is subject or usage. The terms of the 2023 Notes set forth in Exhibit A, the 2028 Notes set forth in Exhibit B and the 2048 Notes set forth in Exhibit C are herein incorporated by reference and are part of the terms of this First Supplemental Indenture. The Notes shall be issuable in definitive, fully registered form without coupons only in minimum denominations of $2,000 and any integral multiples of $1,000 in excess thereof.

(b) The 2023 Notes, the 2028 Notes and the 2048 Notes issued in global form shall be substantially in the form of Exhibit A, Exhibit B and Exhibit C attached hereto, respectively (including the Global Security Legend thereon). The 2023 Notes, the 2028 Notes and the 2048 Notes issued in definitive certificated form in accordance with the terms of the Base Indenture and this First Supplemental Indenture, if any, shall be substantially in the form of Exhibit A, Exhibit B and Exhibit C, respectively, attached hereto (but without the Global Security Legend thereon). Each Global Security shall represent such of the Outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of Outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of Outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Security to reflect the amount of any increase or decrease in the aggregate principal amount of Outstanding Notes represented thereby shall be made by the Trustee in accordance with Section 2.7 hereof pursuant to instructions given by the Holder thereof as required by Section 2.6 hereof.

Section 2.3 Execution and Authentication. The Trustee, upon a Company Order and pursuant to the terms of the Base Indenture and this First Supplemental Indenture, shall authenticate and deliver the 2023 Notes for original issue in an initial aggregate principal amount of $400,000,000, the 2028 Notes for original issue in an initial aggregate principal amount of $600,000,000 and the 2048 Notes for original issue in an initial aggregate principal amount of $1,250,000,000. Such Company Order shall specify the amount of the Notes of each series to be authenticated and the date on which the original issue of Notes of each series is to be authenticated.

Section 2.4 Global Securities. The Depositary for the Global Securities issued under this First Supplemental Indenture shall be DTC in the City of New York. The provisions of clauses (1), (2), (3) and (4) below shall apply only to Global Securities:

(1) Each Global Security authenticated under this First Supplemental Indenture shall be registered in the name of the Depositary designated for such Global Security or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single Security for all purposes of the Indenture.

(2) Notwithstanding any other provision in the Indenture, no Global Security may be exchanged in whole or in part for Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or a nominee thereof unless (A) such Depositary has notified the Company that it is unwilling or unable or no longer permitted under applicable law to continue as Depositary for such Global Security, or the Depository ceases to be a clearing agency registered under the Exchange Act, and in each case the Company has not appointed a successor Depositary within 90 days of receipt of such notice or (B) an Event of Default with respect to such series of Securities has occurred and is continuing and a Holder of Securities of such series makes such request.

(3) Subject to clause (2) above, any exchange of a Global Security for other Securities may be made in whole or in part, and all Securities issued in exchange for a Global Security or any portion thereof shall be registered in such names as the Depositary for such Global Security shall direct.

(4) Every Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Security or any portion thereof, shall be authenticated and delivered in the form of, and shall be, a Global Security, unless such Security is registered in the name of a Person other than the Depositary for such Global Security or a nominee thereof.

Section 2.5 Place of Payment. The Place of Payment in respect of the Notes will be at the office or agency of the Company in The City of New York, State of New York or at the office or agency of the Paying Agent.

Section 2.6 Transfer and Exchange.

(a) The transfer and exchange of beneficial interests in the Global Securities shall be effected through the Depositary, in accordance with the provisions of the Indenture and the then Applicable Procedures of the Depositary. In connection with all transfers and exchanges of beneficial interests, the transferor of such beneficial interest must deliver to the Trustee either (A)(1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Security in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or, if Definitive Securities are at such time permitted to be issued pursuant to the Indenture, (B)(1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Security in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Security Registrar containing information regarding the Person in whose name such Definitive Security shall be registered to effect the transfer or exchange referred to in (1) above. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Securities contained in the Indenture and the Notes or otherwise applicable under the Securities Act, the Security Registrar shall adjust the principal amount of the relevant Global Securities pursuant to Section 2.7 hereof.

(b) Upon request by a Holder of Definitive Securities and such Holder’s compliance with the provisions of this Section 2.6(b), the Security Registrar shall register the transfer or exchange of Definitive Securities. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Trustee the Definitive Securities duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Security Registrar duly executed by such Holder or by its attorney, duly authorized in writing. The Trustee shall cancel any such Definitive Securities so surrendered, and the Company shall execute and, upon receipt of a Company Order pursuant to Section 303 of the Base Indenture, the Trustee shall authenticate and deliver to the Person designated in the instructions a new Definitive Security in the appropriate principal amount. Any Definitive Security issued pursuant to this Section 2.6(b) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Security Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Securities to the Persons in whose names such Definitive Securities are so registered. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to Section 305 of the Base Indenture.

Section 2.7 Cancellation or Adjustment of Global Securities. At such time as all beneficial interests in a particular Global Security have been exchanged for Definitive Securities or a particular Global Security has been redeemed, repurchased or cancelled in whole and not in part, each such Global Security shall be returned to or retained and cancelled by the Trustee in accordance with Section 309 of the Base Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest for Definitive Securities, the principal amount of Notes represented by such Global Security shall be reduced accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security, such other Global Security shall be increased accordingly and an endorsement shall be made on such Global Security by the Security Registrar or by the Depositary at the direction of the Security Registrar to reflect such increase.

ARTICLE 3.

COVENANTS

Section 3.1 Limitations on Liens. The Company shall not (nor shall it permit any of its Significant Subsidiaries to) create or permit to exist any Lien on any Principal Property of the Company or any of its Significant Subsidiaries (or on any Capital Stock of a Significant Subsidiary), whether owned on the Issue Date or thereafter acquired, to secure any Indebtedness, unless the Company shall contemporaneously secure the Notes (together with, if the Company so determines, any other Indebtedness of, or guaranteed by, the Company or such Significant Subsidiary then existing or thereafter created which is not subordinated to the Notes) equally and ratably with (or, at the Company’s option, prior to) that obligation. The foregoing restriction, however, will not require the Company to secure the Notes if the Lien consists of either of the following:

(a) Permitted Liens (it being understood that the definition of Permitted Liens is not intended to broaden the interpretation or otherwise expand the scope of the first sentence of this Section 3.1); or

(b) Liens securing Indebtedness if at the time the Indebtedness is incurred and after giving effect to such Indebtedness and to the retirement of Indebtedness which is concurrently being retired, the sum of (i) the aggregate principal amount of all Indebtedness of the Company and its Significant Subsidiaries secured by Liens that are restricted by, and not otherwise permitted by, the provisions described under this Section 3.1 and (ii) the aggregate amount of Attributable Debt of all of the Company’s Sale and Lease-Back Transactions not otherwise permitted by the provisions described under the first sentence of Section 3.2 hereof, does not exceed 15% of Consolidated Net Worth.

Section 3.2 Limitation on Sale and Lease-Back Transactions. The Company shall not, and shall not permit any of its Significant Subsidiaries to, enter into any Sale and Lease-Back Transaction with respect to any Principal Property, other than (x) any such Sale and Lease-Back Transaction involving a lease for a term of not more than three years or (y) any such Sale and Lease-Back Transaction between the Company and one of its Significant Subsidiaries or between its Significant Subsidiaries, unless:

(a) the Company or such Significant Subsidiary, as applicable, could have incurred Indebtedness secured by a Lien on the Principal Property involved in such Sale and Lease-Back Transaction in an amount at least equal to the Attributable Debt with respect to such Sale and Lease-Back Transaction, without equally and ratably securing the Notes, pursuant to Section 3.1 hereof; or

(b) the proceeds of such Sale and Lease-Back Transaction are at least equal to the fair market value of the affected Principal Property (as determined in good faith by the Board of Directors of the Company or such Significant Subsidiary, as the case may be) and the Company applies an amount equal to the net proceeds of such Sale and Lease-Back Transaction within 365 days of such Sale and Lease-Back Transaction to any (or a combination) of:

(i) the prepayment or retirement of the Notes;

(ii) the prepayment or retirement (other than any mandatory retirement, mandatory prepayment or sinking fund payment or by payment at maturity) of other Indebtedness of the Company or of one of its Significant Subsidiaries (other than Indebtedness that is subordinated to the Notes or Indebtedness owed to the Company or one of its Significant Subsidiaries) that matures more than 12 months after its creation; or

(iii) the purchase, construction, development, expansion or improvement of other comparable property.

Notwithstanding the foregoing, the Company and its Significant Subsidiaries may enter into any Sale and Lease-Back Transaction if at the time such Sale and Lease-Back Transaction is incurred and after giving effect to such Sale and Lease-Back Transaction and the retirement of any Sale and Lease-Back Transaction which is concurrently being retired, the sum of (i) the aggregate principal amount of all Indebtedness of the Company and its Significant Subsidiaries secured by Liens that are restricted by, and not otherwise permitted by, the provisions described under Section 3.1 hereof and (ii) the aggregate amount of Attributable Debt of all of the Company’s Sale and Lease-Back Transactions not otherwise permitted by the provisions described under the first sentence of this Section 3.2, does not exceed 15% of Consolidated Net Worth.

Section 3.3 Limitations on Mergers and Other Transactions. Section 801 of the Base Indenture shall, with respect to the Notes, be replaced with the following:

“The Company will not consolidate or amalgamate with or merge into any Person and will not convey, transfer or lease all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person, unless:

(1) either (x) the Company is the surviving Person or (y) the Person surviving any such consolidation, amalgamation or merger (if other than the Company) or the Person to which such conveyance, transfer or lease has been made expressly assumes the Company’s obligations on the Notes and the due and punctual performance and observance of all of the covenants and agreements of the Indenture to be performed or observed by the Company and the Person so assuming the Company’s obligations is organized under the laws of the United States or any state thereof; and

(2) immediately after giving effect to the transaction, no Event of Default (and no event which, after notice or lapse of time or both, would become an Event of Default) shall have happened and be continuing.

(b) Notwithstanding the foregoing paragraph (a), the restrictions in paragraph (a) of this Section will not apply to any conveyance, transfer, lease or other disposition of assets between or among the Company and its Subsidiaries.”

Section 3.4 Repurchase upon Change of Control Triggering Event.

(a) If a Change of Control Triggering Event occurs with respect to a series of Notes, unless the Company has exercised its right to redeem such Notes pursuant to Section 4.1 hereof by causing a notice of redemption to be delivered to the Holders of such Notes, the Company shall make an offer to each Holder of such Notes to repurchase all or, at such Holder’s option, any part (equal to $2,000 or any integral multiple of $1,000 in excess thereof) of such Holder’s Notes of such series (the “Change of Control Offer”) for payment in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest, if any, on the Notes repurchased to, but excluding, the date of purchase (the “Change of Control Payment”).

(b) Within 30 days following any Change of Control Triggering Event with respect to a series of Notes or, at the Company’s option, prior to any Change of Control but after the public announcement of the transaction or transactions that constitutes or may constitute a Change of Control, the Company shall cause a notice to be mailed to Holders of the Notes of such series, with a copy to the Trustee for the Notes, describing the transaction or transactions that constitute or may constitute the Change of Control Triggering Event and offering to repurchase the Notes on the date specified in the notice, which date shall be no earlier than 30 Days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”), pursuant to the procedures required by the Notes of the applicable series and described in such notice. The notice shall, if mailed prior to the date of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date.

(c) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with this Section 3.4, the Company shall comply with those securities laws and regulations and shall not be deemed to have breached its obligations under this Section 3.4 by virtue of such conflict.

(d) On the Change of Control Payment Date, the Company shall, to the extent lawful:

(i) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer; and

(iii) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

(e) The Paying Agent shall promptly mail, to each Holder who properly tendered Notes, the purchase price for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each such Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

(f) The Company shall not be required to make a Change of Control Offer upon a Change of Control Triggering Event if a third party makes a Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this First Supplemental Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes properly tendered and not withdrawn under such Change of Control Offer. In the event that such third party terminates or defaults on its Change of Control Offer, the Company shall be required to make a Change of Control Offer treating the date of such termination or default as though it were the date of the Change of Control Triggering Event.

(g) The Company shall not be required to purchase any Notes if there has occurred and is continuing on the Change of Control Payment Date an Event of Default under the Indenture, other than a default in the payment of the Change of Control Payment.

(h) Notwithstanding any other provision herein, a transaction will not be deemed to involve a Change of Control if (1) the Company becomes a direct or indirect wholly owned Subsidiary of a holding company and (2)(A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of our Voting Stock immediately prior to that transaction or (B) immediately following that transaction no Person or Group (other than such holding company) is the beneficial owner, directly or indirectly of more than 50% of the Voting Stock of such holding company.

ARTICLE 4.

REDEMPTION

Section 4.1 Optional Redemption by Company.

(a) Subject to Article Eleven of the Base Indenture, the Company shall have the right to redeem any series of the Notes, in whole or in part, at any time and from time to time prior to the 2023 Par Call Date, in the case of the 2023 Notes, prior to the 2028 Par Call Date, in the case of the 2028 Notes, or prior to the 2048 Par Call Date, in the case of the 2048 Notes, at a redemption price (the “Make-Whole Optional Redemption Price”) equal to the greater of:

(i) 100% of the principal amount of the Notes to be redeemed; and

(ii) the sum of (x) the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed that would be due if such Notes matured on the applicable Par Call Date (exclusive of interest accrued to Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months), at the Adjusted Treasury Rate plus (y) 10 basis points, in the case of the 2023 Notes, 15 basis points, in the case of the 2028 Notes, and 20 basis points, in the case of the 2048 Notes, plus accrued and unpaid interest to but excluding the Redemption Date for the Notes to be redeemed.

(b) Subject to Article Eleven of the Base Indenture, the Company shall have the right to redeem any series of the Notes, in whole or in part, at any time and from time to time on or after the 2023 Par Call Date, in the case of the 2023 Notes, on or after the 2028 Par Call Date, in the case of the 2028 Notes, or on or after the 2048 Par Call Date, in the case of the 2048 Notes, at a redemption price (the “Par Call Optional Redemption Price”) equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to but excluding the Redemption Date.

(c) On and after the applicable Redemption Date, interest will cease to accrue on the Notes or any portion of the Notes called for redemption (unless the Company defaults in the payment of the Optional Redemption Price and accrued interest). On or before the applicable Redemption Date, the Company will deposit with a Paying Agent (or the Trustee) money sufficient to pay the Optional Redemption Price of, and accrued interest on, the Notes to be redeemed on such Redemption Date. If less than all of the Notes of a series are to be redeemed, the Notes to be redeemed shall be selected by the Trustee in compliance with the requirements of the principal national securities exchange, if any, by lot and subject to Applicable Procedures of the Depository or by such method as the Trustee shall deem appropriate.

(d) Notice of any redemption pursuant to this Section 4.1 shall be given as provided in Section 1104 of the Base Indenture, except that any notice of such redemption shall not specify the related Optional Redemption Price but only the manner of calculation thereof. The Trustee shall not be responsible for the calculation of such Optional Redemption Price. The Company shall calculate such Optional Redemption Price and promptly notify the Trustee thereof.

ARTICLE 5.

REMEDIES

Section 5.1 Events of Default.

(a) The provisions of Section 501 of the Base Indenture shall be applicable to the Notes.

(b) In addition, any of the following events will constitute an “Event of Default” with respect to the Notes:

(i) a default on any Indebtedness of the Company or a Significant Subsidiary of the Company having an aggregate amount of at least $250,000,000, constituting a default either of payment of principal or which results in acceleration of the Indebtedness unless the default has been cured or waived or the Indebtedness discharged in full within 60 days after the Company has been notified of the default by the Trustee or Holders of 25% of the Outstanding aggregate principal amount of Securities of all affected series under the Indenture; and

(ii) one or more final judgments for the payment of money in an aggregate amount in excess of $250,000,000 above available insurance or indemnity coverage shall be rendered against the Company or a Significant Subsidiary of the Company and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed, but only if such judgment is an event of default at that time under the Credit Agreement.

(c) A default or Event of Default with respect to one series of Notes will not necessarily be a default or Event of Default with respect to another series of Notes.

ARTICLE 6.

REPORTS

Section 6.1 Reports by Company. The Base Indenture is hereby amended, with respect to the Notes only, by replacing the text of Section 704 thereof with the following text:

“The Company shall file such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act with the Trustee within 15 days after the same is filed with the Commission. For purposes of this provision, any such information, document or report that the Company has filed with the Commission and that is publicly accessible on the Commission’s EDGAR system (or any successor thereto) shall be deemed to be filed with the Trustee; provided that the Trustee shall have no responsibility whatsoever to monitor whether any such filing has occurred.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).”

ARTICLE 7.

AMENDMENTS

Section 7.1 Amendments. Supplemental indentures modifying the Indenture and the terms of the Notes may be entered into in accordance with Article IX of the Base Indenture, provided that the Base Indenture is hereby amended by deleting Section 902(2) thereof.

ARTICLE 8.

DEFEASANCE

Section 8.1 Company’s Option to Effect Defeasance or Covenant Defeasance. Pursuant to Section 301 of the Base Indenture, the Company hereby designates both series of Notes as being defeasible under Section 1302 or Section 1303 of the Base Indenture. The provisions of Article Thirteen of the Base Indenture shall be applicable to the Notes, subject to Section 8.2 hereof.

Section 8.2 Covenant Defeasance. Upon the Company’s exercise of its option to have Section 1303 of the Base Indenture applied to any series of Notes, in addition to the provisions in clauses (1) and (2) of Section 1303 of the Base Indenture, the occurrence of any event specified under Section 5.1(b) hereof shall be deemed not to be or result in an Event of Default with respect to such Notes as provided in Section 1303 of the Base Indenture on and after the date the conditions set forth in Section 1304 of the Base Indenture (as amended by paragraph (b) of this Section) are satisfied; provided that the Base Indenture is hereby amended by deleting “and 501(5)” from clause (2) of Section 1303 thereof.

ARTICLE 9.

MISCELLANEOUS

Section 9.1 Execution as Supplemental Indenture. This First Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Base Indenture and, as provided in the Base Indenture, this First Supplemental Indenture forms a part thereof.

Section 9.2 Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof, or with a provision of the Base Indenture, which is required to be included in this First Supplemental Indenture, or in the Base Indenture, respectively, by any of the provisions of the Trust Indenture Act, such required provision shall control to the extent it is applicable.

Section 9.3 Certificates, Opinions, Etc. In any case where, pursuant to the Base Indenture with respect to the Notes or this First Supplemental Indenture or pursuant to the Indenture, several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents. Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under the Base Indenture with respect to the Notes or this First Supplemental Indenture or under the Indenture, they may, but need not, be consolidated and form one instrument.

Section 9.4 Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 9.5 Successors and Assigns. All covenants and agreements by the Company and the Trustee in this First Supplemental Indenture shall bind its successors and assigns, whether so expressed or not.

Section 9.6 Separability Clause. In case any provision in this First Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 9.7 Benefits of First Supplemental Indenture. Nothing in this First Supplemental Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this First Supplemental Indenture.

Section 9.8 Execution and Counterparts. This First Supplemental Indenture may be executed in any number of counterparts (which may be delivered by means of facsimile or e-mail), each of which shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 9.9 Governing Law. This First Supplemental Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first above written.

COMPANY

INTERCONTINENTAL EXCHANGE, INC.

By:	/s/ Martin Hunter
Name: Title:	Martin Hunter Senior Vice President, Tax & Treasurer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Stefan Victory
Name: Title:	Stefan Victory Senior Vice President, Tax & Treasurer

EXHIBIT A

[FORM OF FACE OF 3.450% SENIOR NOTES DUE 2023]

[THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.]

[Insert any legend required by the Internal Revenue Code and the regulations thereunder.]

INTERCONTINENTAL EXCHANGE, INC.

3.450% Senior Notes due 2023

No.

CUSIP No. 45866F AG9

Intercontinental Exchange, Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to                      , or registered assigns, the principal sum of                      Dollars on September 21, 2023, and to pay interest thereon from the most recent Interest Payment Date (or with respect to the first interest payment, the Issue Date) to which interest has been paid or duly provided for, semi-annually in arrears on March 21 and September 21 in each year, commencing March 21, 2019, and at the Maturity thereof, at the rate of 3.450% per annum, until the principal hereof is paid or made available for payment, provided that any principal and premium, and any such installment of interest (including post-petition interest in any proceeding under any Bankruptcy Law), which is overdue shall bear interest at the rate of 3.450% per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due (without regard to any grace period) until they are paid or made available for payment, and such interest shall be payable on demand. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be March 7 and September 7 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest so payable, but not punctually paid or duly provided for, on any Interest Payment Date will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency maintained for that purpose in New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, against surrender of this Security in the case of any payment due at the Maturity of the principal hereof (other than any payment of interest that first becomes payable on a day other than an Interest Payment Date); provided, however, that at the option of the Company payment of interest may be made (1) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register, or (2) by wire transfer in immediately available funds at the bank account number maintained within the United States as may be designated by the Person entitled thereto, as specified in the Securities Register in writing; and provided, further, that if this Security is a Global Security, payment may be made pursuant to the Applicable Procedures of the Depositary as permitted in the Indenture.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee or an authentication agent on its behalf referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

INTERCONTINENTAL EXCHANGE, INC.

By:

Name: Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

Dated:
WELLS FARGO BANK, NATIONAL ASSOCIATION, As Trustee

By:
Authorized Signatory

[FORM OF REVERSE OF 3.450% SENIOR NOTE DUE 2023]

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under a Senior Debt Indenture, dated as of August 13, 2018 (the “Base Indenture”), as supplemented by the First Supplemental Indenture, dated as of August 13, 2018 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and Wells Fargo Bank, National Association, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof initially limited in aggregate principal amount to $400,000,000. The Company may from time to time or at any time, without notice to, or the consent of, any Holder of Securities of this series, create and issue additional Securities having the same terms as Securities of this series (except for public offering price, issue date and, if applicable, the initial interest accrual date and first Interest Payment Date), which additional Securities may increase the aggregate principal amount of the Securities of this series and, together with the Securities of this series, will constitute a single series under the Indenture and vote together as one class on all matters with respect to the Securities of this series; provided, however, that any additional Securities that are not fungible with existing Securities of this series for U.S. federal income tax purposes will have a separate CUSIP, ISIN and other identifying number than the existing Securities of this series.

As provided in Section 4.1 of the First Supplemental Indenture, the Securities of this series are subject to redemption, in whole or in part, at any time and from time to time prior to the 2023 Par Call Date, on a date to be fixed by the Company on not more than 60 days’ and not less than 30 days’ prior written notice, at a redemption price (the “Make-Whole Optional Redemption Price”) equal to the greater of: (i) 100% of the principal amount of the Securities to be redeemed; and (ii) the sum of (x) the present values of the remaining scheduled payments of principal and interest on the Securities to be redeemed that would be due if such Notes matured on the 2023 Par Call Date (exclusive of interest accrued to the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months), at the Adjusted Treasury Rate plus (y) 10 basis points, plus in each case accrued and unpaid interest to but excluding the Redemption Date for the Notes to be redeemed.

In addition, as provided in Section 4.1 of the First Supplemental Indenture, the Securities of this series are subject to redemption, in whole or in part, at any time and from time to time on or after the 2023 Par Call Date, on a date to be fixed by the Company on not more than 60 days’ and not less than 30 days’ prior written notice, at a redemption price (the “Par Call Optional Redemption Price”) equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to but excluding the Redemption Date.

This Security will not be subject to any sinking fund.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Securities at the time Outstanding of all series to be affected (voting together as a single class). The Indenture also contains provisions (i) permitting the Holders of not less than a majority of the aggregate principal amount of the Securities of all affected series at the time Outstanding (voting together as a single class), on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture with respect to such series and (ii) permitting the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected under the Indenture (voting together as a single class), on behalf of the Holders of all Securities of such series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of at least 25% of the principal amount of the Securities of all affected series at the time Outstanding (voting together as a single class) shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of all affected series at the time Outstanding (voting together as a single class) a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of $2,000 and any integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee shall treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and none of the Company, the Trustee and any such agent shall be affected by notice to the contrary.

[This Security is a Global Security and is subject to the provisions of the Indenture relating to Global Securities, including the limitations in Section 305 of the Base Indenture and Section 2.4 and Section 2.6 of the First Supplemental Indenture on transfers and exchanges of Global Securities.]

Interest on the principal balance of this Security shall be calculated on the basis of a 360-day year of twelve 30-day months.

THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

EXHIBIT B

[FORM OF FACE OF 3.750% SENIOR NOTES DUE 2028]

[THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.]

[Insert any legend required by the Internal Revenue Code and the regulations thereunder.]

INTERCONTINENTAL EXCHANGE, INC.

3.750% Senior Notes due 2028

No.

CUSIP No. 45866F AJ3

Intercontinental Exchange, Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to                          , or registered assigns, the principal sum of                      Dollars on September 21, 2028, and to pay interest thereon from the most recent Interest Payment Date (or with respect to the first interest payment, the Issue Date) to which interest has been paid or duly provided for, semi-annually in arrears on March 21 and September 21 in each year, commencing March 21, 2019, and at the Maturity thereof, at the rate of 3.750% per annum, until the principal hereof is paid or made available for payment, provided that any principal and premium, and any such installment of interest (including post-petition interest in any proceeding under any Bankruptcy Law), which is overdue shall bear interest at the rate of 3.750% per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due (without regard to any grace period) until they are paid or made available for payment, and such interest shall be payable on demand. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be March 7 and September 7 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest so payable, but not punctually paid or duly provided for, on any Interest Payment Date will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency maintained for that purpose in New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, against surrender of this Security in the case of any payment due at the Maturity of the principal hereof (other than any payment of interest that first becomes payable on a day other than an Interest Payment Date); provided, however, that at the option of the Company payment of interest may be made (1) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register, or (2) by wire transfer in immediately available funds at the bank account number maintained within the United States as may be designated by the Person entitled thereto, as specified in the Securities Register in writing; and provided, further, that if this Security is a Global Security, payment may be made pursuant to the Applicable Procedures of the Depositary as permitted in the Indenture.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee or an authentication agent on its behalf referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

INTERCONTINENTAL EXCHANGE, INC.

By:

Name: Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

Dated:
WELLS FARGO BANK, NATIONAL ASSOCIATION, As Trustee

By:
Authorized Signatory

[FORM OF REVERSE OF 3.750% SENIOR NOTE DUE 2028]

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under a Senior Debt Indenture, dated as of August 13, 2018 (the “Base Indenture”), as supplemented by the First Supplemental Indenture, dated as of August 13, 2018 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and Wells Fargo Bank, National Association, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof initially limited in aggregate principal amount to $600,000,000. The Company may from time to time or at any time, without notice to, or the consent of, any Holder of Securities of this series, create and issue additional Securities having the same terms as Securities of this series (except for public offering price, issue date and, if applicable, the initial interest accrual date and first Interest Payment Date), which additional Securities may increase the aggregate principal amount of the Securities of this series and, together with the Securities of this series, will constitute a single series under the Indenture and vote together as one class on all matters with respect to the Securities of this series; provided, however, that any additional Securities that are not fungible with existing Securities of this series for U.S. federal income tax purposes will have a separate CUSIP, ISIN and other identifying number than the existing Securities of this series.

As provided in Section 4.1 of the First Supplemental Indenture, the Securities of this series are subject to redemption, in whole or in part, at any time and from time to time prior to the 2028 Par Call Date, on a date to be fixed by the Company on not more than 60 days’ and not less than 30 days’ prior written notice, at a redemption price (the “Make-Whole Optional Redemption Price”) equal to the greater of: (i) 100% of the principal amount of the Securities to be redeemed; and (ii) the sum of (x) the present values of the remaining scheduled payments of principal and interest on the Securities to be redeemed that would be due if such Notes matured on the 2028 Par Call Date (exclusive of interest accrued to the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months), at the Adjusted Treasury Rate plus (y) 15 basis points, plus in each case accrued and unpaid interest to but excluding the Redemption Date for the Notes to be redeemed.

In addition, as provided in Section 4.1 of the First Supplemental Indenture, the Securities of this series are subject to redemption, in whole or in part, at any time and from time to time on or after the 2028 Par Call Date, on a date to be fixed by the Company on not more than 60 days’ and not less than 30 days’ prior written notice, at a redemption price (the “Par Call Optional Redemption Price”) equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to but excluding the Redemption Date.

This Security will not be subject to any sinking fund.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Securities at the time Outstanding of all series to be affected (voting together as a single class). The Indenture also contains provisions (i) permitting the Holders of not less than a majority of the aggregate principal amount of the Securities of all affected series at the time Outstanding (voting together as a single class), on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture with respect to such series and (ii) permitting the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected under the Indenture (voting together as a single class), on behalf of the Holders of all Securities of such series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of at least 25% of the principal amount of the Securities of all affected series at the time Outstanding (voting together as a single class) shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of all affected series at the time Outstanding (voting together as a single class) a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of $2,000 and any integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee shall treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and none of the Company, the Trustee and any such agent shall be affected by notice to the contrary.

[This Security is a Global Security and is subject to the provisions of the Indenture relating to Global Securities, including the limitations in Section 305 of the Base Indenture and Section 2.4 and Section 2.6 of the First Supplemental Indenture on transfers and exchanges of Global Securities.]

Interest on the principal balance of this Security shall be calculated on the basis of a 360-day year of twelve 30-day months.

THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

EXHIBIT C

[FORM OF FACE OF 4.250% SENIOR NOTES DUE 2048]

[THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.]

[Insert any legend required by the Internal Revenue Code and the regulations thereunder.]

INTERCONTINENTAL EXCHANGE, INC.

4.250% Senior Notes due 2048

No.

CUSIP No. 45866F AH7

Intercontinental Exchange, Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to                      , or registered assigns, the principal sum of                      Dollars on September 21, 2048, and to pay interest thereon from the most recent Interest Payment Date (or with respect to the first interest payment, the Issue Date) to which interest has been paid or duly provided for, semi-annually in arrears on March 21 and September 21 in each year, commencing March 21, 2019, and at the Maturity thereof, at the rate of 4.250% per annum, until the principal hereof is paid or made available for payment, provided that any principal and premium, and any such installment of interest (including post-petition interest in any proceeding under any Bankruptcy Law), which is overdue shall bear interest at the rate of 4.250% per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due (without regard to any grace period) until they are paid or made available for payment, and such interest shall be payable on demand. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be March 7 and September 7 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest so payable, but not punctually paid or duly provided for, on any Interest Payment Date will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency maintained for that purpose in New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, against surrender of this Security in the case of any payment due at the Maturity of the principal hereof (other than any payment of interest that first becomes payable on a day other than an Interest Payment Date); provided, however, that at the option of the Company payment of interest may be made (1) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register, or (2) by wire transfer in immediately available funds at the bank account number maintained within the United States as may be designated by the Person entitled thereto, as specified in the Securities Register in writing; and provided, further, that if this Security is a Global Security, payment may be made pursuant to the Applicable Procedures of the Depositary as permitted in the Indenture.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee or an authentication agent on its behalf referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

INTERCONTINENTAL EXCHANGE, INC.

By:

Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

Dated:	WELLS FARGO BANK, NATIONAL ASSOCIATION, As Trustee

By:
Authorized Signatory

[FORM OF REVERSE OF 4.250% SENIOR NOTE DUE 2048]

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under a Senior Debt Indenture, dated as of August 13, 2018 (the “Base Indenture”), as supplemented by the First Supplemental Indenture, dated as of August 13, 2018 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and Wells Fargo Bank, National Association, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof initially limited in aggregate principal amount to $1,250,000,000. The Company may from time to time or at any time, without notice to, or the consent of, any Holder of Securities of this series, create and issue additional Securities having the same terms as Securities of this series (except for public offering price, issue date and, if applicable, the initial interest accrual date and first Interest Payment Date), which additional Securities may increase the aggregate principal amount of the Securities of this series and, together with the Securities of this series, will constitute a single series under the Indenture and vote together as one class on all matters with respect to the Securities of this series; provided, however, that any additional Securities that are not fungible with existing Securities of this series for U.S. federal income tax purposes will have a separate CUSIP, ISIN and other identifying number than the existing Securities of this series.

As provided in Section 4.1 of the First Supplemental Indenture, the Securities of this series are subject to redemption, in whole or in part, at any time and from time to time prior to the 2048 Par Call Date, on a date to be fixed by the Company on not more than 60 days’ and not less than 30 days’ prior written notice, at a redemption price (the “Make-Whole Optional Redemption Price”) equal to the greater of: (i) 100% of the principal amount of the Securities to be redeemed; and (ii) the sum of (x) the present values of the remaining scheduled payments of principal and interest on the Securities to be redeemed that would be due if such Notes matured on the 2048 Par Call Date (exclusive of interest accrued to the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months), at the Adjusted Treasury Rate plus (y) 20 basis points, plus in each case accrued and unpaid interest to but excluding the Redemption Date for the Notes to be redeemed.

In addition, as provided in Section 4.1 of the First Supplemental Indenture, the Securities of this series are subject to redemption, in whole or in part, at any time and from time to time on or after the 2048 Par Call Date, on a date to be fixed by the Company on not more than 60 days’ and not less than 30 days’ prior written notice, at a redemption price (the “Par Call Optional Redemption Price”) equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to but excluding the Redemption Date.

This Security will not be subject to any sinking fund.

C-1

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Securities at the time Outstanding of all series to be affected (voting together as a single class). The Indenture also contains provisions (i) permitting the Holders of not less than a majority of the aggregate principal amount of the Securities of all affected series at the time Outstanding (voting together as a single class), on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture with respect to such series and (ii) permitting the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected under the Indenture (voting together as a single class), on behalf of the Holders of all Securities of such series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of at least 25% of the principal amount of the Securities of all affected series at the time Outstanding (voting together as a single class) shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of all affected series at the time Outstanding (voting together as a single class) a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

C-2

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of $2,000 and any integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee shall treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and none of the Company, the Trustee and any such agent shall be affected by notice to the contrary.

[This Security is a Global Security and is subject to the provisions of the Indenture relating to Global Securities, including the limitations in Section 305 of the Base Indenture and Section 2.4 and Section 2.6 of the First Supplemental Indenture on transfers and exchanges of Global Securities.]

Interest on the principal balance of this Security shall be calculated on the basis of a 360-day year of twelve 30-day months.

THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

C-3